Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                               EA INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          New Jersey                                            21-0606484
          ----------                                            ----------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)


                              185 Monmouth Parkway                        07764
                          West Long Branch, New Jersey               (Zip Code)
                                (908) 229-1100
                    ---------------------------------------
                        (Address and telephone number of
                          Principal Executive Offices)


                1994 Stock Option Plan for Non-Employee Directors
                -------------------------------------------------
                            (Full title of the Plan)


                           1994 Equity Incentive Plan
                           --------------------------
                            (Full title of the plan)


                             Richard P. Jaffe, Esq.
                     Mesirov Gelman Jaffe Cramer & Jamieson
                               1735 Market Street
                           Philadelphia PA 19103-7598
                                 (215) 994-1046
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)


                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                        Proposed Maximum      Proposed Maximum       Amount of
Title of Securities          Amount to be                Offering Price      Aggregate Offering     Registration
to be Registered             Registered (1)(2)            Per Share (3)          Price (3)            Fee (3)
- ----------------             -----------------            -------------          ---------            -------
Common Stock *               1,000,000 shares             $4.5625               $ 4,562,500           $ 1,574

Preferred Stock
Purchase Rights *            1,000,000 rights             NA                    NA                     NA


Common Stock **              6,000,000 shares             $4.5625               $27,375,000           $ 9,440

Preferred Stock **
Purchase Rights              6,000,000 rights             NA                    NA                     NA
    -----                                                                                             -------
    Total                                                                                             $11,014
=======================================================================================================================

*       Pursuant to 1994 Stock Option Plan for Non-Employee Directors
**      Pursuant to 1994 Equity Incentive Plan

(1) There are registered hereby 1,000,000 shares of Common Stock ("Common Stock") of EA Industries, Inc. (the "Company") issuable pursuant to the Company's 1994 Stock Option Plan for Non-Employee Directors (the "Directors' Stock Option Plan"), 1,000,000 Preferred Stock Purchase Rights ("Rights") associated with the shares of Common Stock reserved for issuance pursuant to the Directors' Stock Option Plan, 6,000,000 shares of Common Stock issuable pursuant to the Company's 1994 Equity Incentive Plan ("Equity Incentive Plan") and 6,000,000 Rights associated with the shares of Common Stock reserved for issuance pursuant to the Equity Incentive Plan. This Registration Statement also relates to such indeterminate number of shares of the Company's Common Stock and associated Rights as may become issuable by reason of the adjustment provisions of the Directors' Stock Option Plan and Equity Incentive Plan, respectively.

(2) 400,000 shares of Common Stock of the Company issuable pursuant to the Company's 1994 Director's Stock Option Plan, together with associated Rights, and 3,000,000 shares of Common Stock of the Company issuable pursuant to the Company's Equity Incentive Plan, together with associated Rights, have already been registered under Registration Statements No. 33-59509 and 33-88056, respectively. This registration statement is being filed to register an additional 1,000,000 shares together with associated Rights, pursuant to the Director's Stock Option Plan and 6,000,000 shares together with associated Rights, issuable pursuant to the Equity Incentive Plan.

 (3) The maximum offering price per share of the Common Stock being offered pursuant to the Directors' Stock Option Plan and the Equity Incentive Plan is estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. They are based upon the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange ("NYSE") (consolidated reporting system) on June 12, 1996. The Rights associated with the Common Stock are not exercisable or transferable apart from the Common Stock at the present time and no additional consideration will be received by the Company in connection with the granting of such Rights upon issuance of the Common Stock. Accordingly, no material independent value is attributable to the Rights and no separate registration fee is required with respect to such Rights pursuant to Rule 457.

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     There are hereby incorporated by reference in this Registration Statement the following documents heretofore filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the Securities and Exchange Commission ("Commission"):

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995, (Commission File No. 1-4680);

     (b) All other reports filed by the Company with the Commission since December 31, 1995 pursuant to Section 13(a) or 15(d) of the Exchange Act, including:

          (i) The Company's definitive Proxy Statement dated April 29, 1996 filed in connection with the Company's Annual Meeting of Stockholders held on May 30, 1996; and

          (ii) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 30, 1996.

     (c) The description of the Company's Common Stock contained in the registration statement therefor under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

     (d) The description of the Company's Preferred Stock Purchase Rights contained in the registration statement therefor under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

     The validity of the Common Stock and associated Rights being registered by this Registration Statement will be passed upon for the Company by Mesirov Gelman Jaffe Cramer & Jamieson, Philadelphia, Pennsylvania, counsel to the Company. Richard P. Jaffe, a partner of such law firm, is the Secretary of the Company.

Item 6. Indemnification of Directors and Officers

     As expressly permitted by the New Jersey Business Corporation Act (the "NJBCA"), Article ELEVENTH of the Company's Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the NJBCA as from time to time in effect, a director or officer of the Company shall not be liable to the Company or its shareholders for damages for breach of such person's fiduciary duty as a director or officer. Accordingly, the Company or a shareholder may only prosecute an action against a director or officer for damages if the Company or shareholder can show a breach of the director's or officer's duty of loyalty to the Company or its shareholders, a failure by the director or officer to act in good faith or a knowing violation of law, or receipt by the director or officer of an improper personal benefit.

     Article 37 of the Company's by-laws ("Article 37") provides, among other things, that the Company shall, to the fullest extent permitted by the laws of the State of New Jersey as from time to time in effect, indemnify any person who is or was made a party or is threatened to be made a party to any proceeding by reason of the fact that he is or was a director or officer of the Company or, while serving as a director or officer of the Company, is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another corporation, partnership, trust, employee benefit plan or other enterprise against all expenses and liabilities. Article 37 further provides that the Company shall, from time to time, reimburse or advance to any such director or officer the funds necessary for payment of expenses incurred in connection with any proceeding, upon receipt of a written undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to indemnification. The rights and authority conferred in Article 37 are not exclusive of any other right which an indemnified party may have or acquire under any statute, provision of the Company's by-laws, agreement, vote of the shareholders or directors or otherwise.

     The NJBCA generally provides that a corporation may, and in certain circumstances, shall, indemnify its officers, directors, employees and agents ("Corporate Agents"), Corporate Agents of constituent corporations that it has absorbed by merger or consolidation, and Corporate Agents of other corporations if such Corporate Agents serve at the indemnifying corporation's request. A corporation may indemnify such Corporate Agent in a civil proceeding if the Corporate Agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in a criminal proceeding, if he had no reasonable cause to believe his conduct was unlawful, except that indemnification is not permitted in an action by or in the right of the corporation if the Corporate Agent is adjudged to be liable to the corporation, unless the court in which the proceeding was brought shall have determined that indemnification is appropriate in light of the circumstances of the case.

     The Company has purchased and maintains insurance for its officers and directors against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The effect of such insurance is to indemnify any officer or director of the Company against expenses, judgements, fines, attorney's fees and other amounts paid in settlements incurred by him, subject to certain exclusions. Such insurance does not insure against any such amount incurred by an officer or director as a result of his own dishonesty.

Item 7. Exemption From Registration Claimed

        Not applicable.

Item 8.    Exhibits

           Exhibit No.       Description
           -----------       -----------

           4(a) Certificate of Incorporation, as amended, was filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1, as amended, No. 33-81892, and is hereby incorporated by reference.

           4(b) Certificate of Amendment to the Certificate of Incorporation, was filed as Exhibit 3.11 to the Company's Form 10-K for year ended December 31, 1995 and is hereby incorporated by reference.

           4(c) Rights Agreement, dated as of February 10, 1988, between the Company and Manufacturers Hanover Trust Company, as Rights Agent, was filed as
                             Exhibit 1 to the Company's Form 8-A, dated
                             February 11, 1988, and is hereby incorporated by reference. (File No. 1-4680).

           4(d) Amendment, dated as of October 24, 1990, to the Rights Agreement, was filed as Exhibit 2 to the Company's Form 8, dated October 24, 1990, and is hereby incorporated by reference.

           4(e) 1994 Stock Option Plan for Non-Employee Directors (as amended and restated) was filed as Exhibit 10.31 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, and is hereby incorporated by reference.

           4(f)              1994 Equity Incentive Plan (as amended
                             and restated).

           5                 Opinion of Mesirov Gelman Jaffe Cramer & Jamieson.

           23(a) Consent of Arthur Andersen LLP, Independent Public Accountants of EA Industries, Inc.

           23(b) Consents of Luboshitz, Kasierer & Co., and Yosef Shimony, Independent Public Accountants of Baron Technologies Ltd.

           23(c) Consent of Mesirov Gelman Jaffe Cramer & Jamieson (included in Exhibit 5).

           24 Power of Attorney (set forth on signature page hereto).

Item 9. Undertakings

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Long Branch, State of New Jersey on the 14th day of June, 1996.

                                       EA INDUSTRIES, INC.


                                       By: /s/ JOSEPH R. SPALLIERO
                                          ------------------------------
                                          Joseph R. Spalliero, President


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Irwin L. Gross, Jules M. Seshens and Joseph R. Spalliero, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                        Title                          Date
- ---------                        -----                          ----


/s/ IRWIN L. GROSS
- ---------------------------     Chairman of the Board          June 14, 1996
Irwin L. Gross

/s/ JOSEPH R. SPALLIERO
- ---------------------------     Director and President         June 14, 1996
Joseph R. Spalliero             (Principal Executive
                                Officer)

/s/ STANLEY O. JESTER
- ---------------------------     Treasurer and Vice             June 14, 1996
Stanley O. Jester               President, Finance
                                (Principal Financial and
                                Accounting Officer)


                       [signatures continued on next page]

/s/ BRUCE P. MURRAY
- ---------------------------     Director                       June 14, 1996
Bruce P. Murray


/s/ JULES M. SESHENS
- ---------------------------     Director                       June 14, 1996
Jules M. Seshens


/s/ SETH JOSEPH ANTINE
- ---------------------------     Director                       June 14, 1996
Seth Joseph Antine


/s/ WILLIAM SPIER
- ---------------------------     Director                       June 14, 1996
William Spier


/s/ DAVID J. REIBSTEIN
- ---------------------------     Director                       June 14, 1996
David J. Reibstein


/s/ MARK S. HAUSER
- ---------------------------     Director                       June 14, 1996
Mark S. Hauser

                                  EXHIBIT INDEX

Exhibit No.     Description
- -----------     -----------

4(a) Certificate of Incorporation, as amended, was filed as Exhibit 3.1 to the Company's Registration
                Statement on Form S-1, as amended, No. 33-81892, and is hereby incorporated by reference.

4(b) Certificate of Amendment to the Certificate of Incorporation, was filed as Exhibit 3.11 to the Company's Form 10-K for year ended December 31, 1995 and is hereby incorporated by reference.

4(c) Rights Agreement, dated as of February 10, 1988, between the Company and Manufacturers Hanover Trust Company, as Rights Agent, was filed as
                Exhibit 1 to the Company's Form 8-A, dated
                February 11, 1988, and is hereby incorporated by reference. (File No. 1-4680).

4(d) Amendment, dated as of October 24, 1990, to the Rights Agreement, was filed as Exhibit 2 to the Company's Form 8, dated October 24, 1990, and is hereby incorporated by reference.

4(e) 1994 Stock Option Plan for Non-Employee Directors (as amended and restated) was filed as Exhibit
                10.31 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, and is hereby incorporated by reference.

4(f)            1994 Equity Incentive Plan (as amended and restated).

5               Opinion of Mesirov Gelman Jaffe Cramer & Jamieson.

23(a) Consent of Arthur Andersen LLP, Independent Public Accountants of EA Industries, Inc.

23(b)           Consents of Luboshitz, Kasierer & Co., and Yosef
                Shimony, Independent Public Accountants of Baron
                Technologies Ltd.

23(c)           Consent of Mesirov Gelman Jaffe Cramer & Jamieson
                (included in Exhibit 5).

24 Power of Attorney (set forth on signature page hereto).